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Exhibit 10.15

        THIRD WAVE ACQUISITION CORP.
591 West Putnam Avenue
Greenwich, Connecticut 06830

                                             , 2008

J.A.W.S. Estates Capital, LLC
591 West Putnam Avenue
Greenwich, Connecticut 06830

Gentlemen:

        This letter will confirm our agreement that J.A.W.S. Estates Capital, LLC ("Service Provider") or its affiliates shall make available to Third Wave Acquisition Corp. (the "Company") office space and other agreed upon administrative, technology and secretarial services, as may be required by the Company from time to time. In exchange therefor, the Company shall pay Service Provider, or its affiliates, the sum of $10,000 per month. The initial term of this Agreement shall commence, and the initial payment of $10,000 shall be paid, immediately following the consummation of the initial public offering ("IPO") of the securities of the Company and shall continue until the earlier of the consummation by the Company of an initial business combination (as described in the Company's IPO prospectus) or the distribution of the trust account (as described in the Company's IPO prospectus) to the Company's public stockholders (the "Initial Term"). Thereafter, the Company may renew this Agreement for additional 90-day terms, under the same terms and conditions, by providing written notice of renewal to Service Provider not less than 30 days prior to the end of the then-current term.

        The Company shall defend, indemnify and hold harmless Service Provider from and against any and all loss, damage, liability, cost, expense or claim (including, without limitation, reasonable attorneys' fees) incurred by or asserted against Service Provider directly arising from or directly related to or connected with the Company's use and occupancy of the office space made available to the Company by Service Provider during the term of this Agreement. Service Provider waives any right of set-off or any right, title, interest or claim of any kind that Service Provider may have in or to any monies held in the trust account for the benefit of the Company's public stockholders (as described in the Company's IPO prospectus).

Very truly yours,
THIRD WAVE ACQUISITION CORP.
By:
Name: Barry S. Sternlicht Title: Chief Executive Officer

AGREED TO AND ACCEPTED BY:

J.A.W.S. ESTATES CAPITAL, LLC

By:	Name: Title:

        [Administrative Services Agreement]

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  Exhibit 10.15